      As filed with the Securities and Exchange Commission on May 24, 2001

                                                           Registration No. 333-




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            PHELPS DODGE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    NEW YORK                                        13-1808503
 (STATE OR OTHER JURISDICTION OF INCORPORATION)        (I.R.S. EMPLOYER IDENTIFICATION NO.)


           2600 NORTH CENTRAL AVENUE                          S. DAVID COLTON, ESQ.
             PHOENIX, AZ 85004-3089                 SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                 (602) 234-8100                              PHELPS DODGE CORPORATION
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE               2600 NORTH CENTRAL AVENUE
  NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S                PHOENIX, AZ 85004-3089
          PRINCIPAL EXECUTIVE OFFICES)                            (602) 234-8100
                                                     (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                                                    TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                                                                AGENT FOR SERVICE)

                               PD CAPITAL TRUST I
                               PD CAPITAL TRUST II
    (EXACT NAMES OF REGISTRANTS AS SPECIFIED IN THEIR CERTIFICATES OF TRUST)


                    DELAWARE                                        51-6516595
 (STATE OR OTHER JURISDICTION OF INCORPORATION)     (I.R.S. EMPLOYER IDENTIFICATION NO. OF PD
                                                                 CAPITAL TRUST I)
          C/O PHELPS DODGE CORPORATION
           2600 NORTH CENTRAL AVENUE                                51-6516596
             PHOENIX, AZ 85004-3089                 (I.R.S. EMPLOYER IDENTIFICATION NO. OF PD
                 (602) 234-8100                                 CAPITAL TRUST II)
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
  NUMBER, INCLUDING AREA CODE, OF REGISTRANTS'                S. DAVID COLTON, ESQ.
          PRINCIPAL EXECUTIVE OFFICES)              SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                                             PHELPS DODGE CORPORATION
                                                            2600 NORTH CENTRAL AVENUE
                                                              PHOENIX, AZ 85004-3089
                                                                  (602) 234-8100
                                                     (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                                                    TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                                                                AGENT FOR SERVICE)

                                    COPY TO:
                             MICHAEL W. BLAIR, ESQ.
                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                               NEW YORK, NY 10022
                                 (212) 909-6000

        APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[x]


        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[x] 333-43890


         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

     TITLE OF EACH                                                                        PROPOSED
         CLASS                                                                            MAXIMUM
      OF SECURITIES                                           AMOUNT TO BE               AGGREGATE                     AMOUNT OF
     TO BE REGISTERED                                         REGISTERED (1)         OFFERING PRICE (2)            REGISTRATION FEE
     ----------------                                         --------------         ------------------            ----------------
  Phelps Dodge Corporation Common Shares...
  Phelps Dodge Corporation Preferred Shares
  Phelps Dodge Corporation Senior Debt
      Securities...........................
  Phelps Dodge Corporation Junior
      Subordinated Debt Securities.........
  Phelps Dodge Corporation Share Purchase
      Contracts to purchase Common Shares
      of Phelps Dodge Corporation..........
  Phelps Dodge Corporation Share Purchase
      Units, each representing ownership of
      a Share Purchase Contract and Senior
      Debt Securities, Junior Subordinated
      Debt Securities, Trust Preferred
      Securities or debt obligations of
      third parties........................
  Phelps Dodge Corporation Warrants........
  PD Capital Trust I Preferred Securities..
  PD Capital Trust II Preferred Securities.
  Phelps Dodge Corporation Guarantees of
      PD Capital Trust I and PD Capital
      Trust II Preferred Securities (3)....
  Total....................................                   $150,000,000             $150,000,000                    $ 37,500



(1) An indeterminate number of common and preferred shares, share purchase contracts, share purchase units and warrants of Phelps Dodge Corporation, and an indeterminate principal amount of senior and junior subordinated debt securities of Phelps Dodge Corporation and an indeterminate number of preferred securities of PD Capital Trust I and PD Capital Trust II as may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $900,000,000. Junior subordinated debt securities may be issued and sold to PD Capital Trust I and PD Capital Trust II, in which event the junior subordinated debt securities may later be distributed to the holders of preferred securities.


(2) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.


(3) Includes the rights of holders of the preferred securities under the applicable guarantee of preferred securities, the obligations of Phelps Dodge Corporation under the applicable trust agreement of each of PD Capital Trust I and PD Capital Trust II and the obligations of Phelps Dodge Corporation under the indenture for the junior subordinated debt securities and any related supplemental indenture, all of which are described in this Registration Statement. No separate consideration will be received for any of such guarantee or obligations.


     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED HEREIN ALSO RELATES TO A TOTAL OF $750,000,000 OF UNSOLD SECURITIES REGISTERED UNDER REGISTRATION STATEMENT NO. 333-43890, WHICH WAS DECLARED EFFECTIVE ON JANUARY 18, 2001. IN THE EVENT ANY OF SUCH PREVIOUSLY REGISTERED AND UNSOLD SECURITIES ARE OFFERED AND SOLD PRIOR TO THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, THE AMOUNT OF SUCH SECURITIES WILL NOT BE INCLUDED IN ANY PROSPECTUS HEREUNDER. THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-43890, WITHOUT LIMITATION AS TO CLASS OF SECURITIES, MAY BE OFFERED AND SOLD TOGETHER WITH THE SECURITIES REGISTERED HEREUNDER, THROUGH THE USE OF THE COMBINED PROSPECTUS INCLUDED HEREIN SUCH AMENDMENTS SHALL BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-3, FILE NO. 333-43890

        Phelps Dodge Corporation, PD Capital Trust I and PD Capital Trust II (the "Registrants") hereby incorporate by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (file No. 333-43890) declared effective on January 18, 2001 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Registrants with the Commission and incorporated or deemed to be incorporated by reference therein.

EXHIBITS

        Set forth below is a list of the exhibits included as part of the Registration Statement.


EXHIBIT
  NO.                                              DESCRIPTION
--------                                           -----------
5.1            Opinion of Debevoise & Plimpton.

5.2            Opinion of Richards, Layton & Finger, P.A. relating to PD Capital Trust
               I.

5.3            Opinion of Richards, Layton & Finger, P.A. relating to PD Capital Trust
               II.

15.1           Letter from PricewaterhouseCoopers LLC with respect to unaudited interim financial information.

23.1           Consent of Debevoise & Plimpton (included in Exhibit 5.1).

23.2           Consent of PricewaterhouseCoopers LLP.

23.3            Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5.2 and 5.3.)

24.1            Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-3 of the Registrants (file No. 333-43890) and incorporated herein by reference).

                                   SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PHELPS DODGE CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN NEW YORK, NEW YORK ON THE 24TH DAY OF MAY, 2001.


                                            PHELPS DODGE CORPORATION

                                            By:  /s/ J. Steven Whisler
                                              ---------------------------------
                                                     J. Steven Whisler
                                                     Chairman, President and
                                                    Chief Executive Officer


        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT IN THE CAPACITIES INDICATED AND ON THE 24TH DAY OF MAY, 2001.


                 SIGNATURE                                         TITLE
                 ---------                                         -----
/s/ J. Steven Whisler                        Chairman, President and Chief Executive Officer
-------------------------------------        (Principal Executive Officer)
J. Steven Whisler
/s/ Ramiro G. Peru                           Senior Vice President and Chief Financial Officer
------------------------------------         (Principal Financial Officer)
Ramiro G. Peru

/s/ Stanton K. Rideout                       Vice President and Controller
-------------------------------------------- (Principal Accounting Officer)
Stanton K. Rideout


Robert N. Burt, Archie W. Dunham, William A. Franke, Paul Hazen, Manuel J. Iraola, Marie L. Knowles, Robert D. Krebs, Southwood J. Morcott, Gordon R. Parker, Directors


By:/s/ Ramiro G. Peru
   -------------------
       Ramiro G. Peru, Attorney-in-Fact

                                   SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, EACH OF PD CAPITAL TRUST I AND PD CAPITAL TRUST II CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN PHOENIX, ARIZONA, ON THE 24TH DAY OF MAY, 2001.


                                  PD CAPITAL TRUST I
                                  By:Phelps Dodge Corporation as Depositor


                                  By:/s/ Gregory W. Stevens
                                     ----------------------------------------
                                         Gregory W. Stevens
                                         Vice President and Treasurer


                                  PD CAPITAL TRUST II
                                  By:Phelps Dodge Corporation as Depositor

                                  By:/s/ Gregory W. Stevens
                                     ----------------------------------------
                                          Gregory W. Stevens
                                          Vice President and Treasurer



EXHIBIT
  NO.                                       EXHIBIT INDEX
-------                                     -------------
  5.1               Opinion of Debevoise & Plimpton.

  5.2               Opinion of Richards, Layton & Finger, P.A. relating to PD Capital Trust I.

  5.3               Opinion of Richards, Layton & Finger, P.A. relating to PD Capital Trust II.
 15.1                Letter from PricewaterhouseCoopers LLC with respect to unaudited interim financial information.

23.1                Consent of Debevoise & Plimpton (included in Exhibit 5.1).

23.2                Consent of PricewaterhouseCoopers LLP.

23.3                 Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5.2 and 5.3.)

24.1                 Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-3 of the Registrants (file No. 333-43890) and incorporated herein by reference).